UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT – SEPTEMBER 11, 2007

RACINO ROYALE, INC.
(Exact name of Registrant as specified in its charter)

                                                                                             NEVADA                                              000-31639                                                   88-0436364
                    (State or other jurisdiction of                            (Commission                                               (IRS Employer
incorporation)                                                 File Number)                                         Identification Number)

144 Front Street West, Suite 700
Toronto, Ontario, Canada, M5J 2L7
(Address of principal executive offices)

(416) 216-8659
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Table of Contents

Item 8.01	Other Material Events

Item 9.01:	Financial Statements and Exhibits.

Item 8.01:                      Other Events.

On September 11, 2007 Racino Royale, Inc. (the "Registrant", the "Company" or “Racino”) entered into a non-binding letter of intent pursuant to which it proposed to acquire all of the issued and outstanding shares of InterAmerican Gaming Corp. (“InterAmerican”).

InterAmerican is a private casino management company focused on Latin America, combining experience in the Latin American gaming markets with specialization in implementing technology, systems and marketing programs. It is currently pursuing acquisitions of existing operations as well as developing casino projects with hotel and resort partners. InterAmerican is currently negotiating the acquisition of two existing, slot operations which are well-located and have potential for growth. Additionally, it intends to develop casinos within a proposed hotel development strategically located close to transport hubs, a shopping centre and one of Latin America’s major commercial districts.

Pursuant to the proposal the Company will issue 13,500,000 shares of its common stock on a one share of Racino for one share of InterAmerican basis. Foundation Opportunities Inc., an entity that is related to Foundation Venture Leasing Inc., which acquired an interest in Racino on August 8, 2007, also holds 2,000,000 InterAmerican common shares. The proposed transaction is subject to the satisfaction of customary conditions precedent by either party including due diligence and completion of audited financial statements of InterAmerican.

At closing all members of the Company’s board of directors, with the exception of John G. Simmonds, will resign and nominees of InterAmerican will be appointed. As of September 30, 2007 there were 33,223,886 common shares of Racino outstanding and post closing there will be 46,723,886 shares outstanding. The Company anticipates changing its name to InterAmerican Gaming, Inc. after closing to better reflect the international nature of its proposed operations. Concurrent with signing the letter of intent, Racino will begin to fund the operations of InterAmerican and will be repaid over 18 months in the event that the proposed transaction is terminated by InterAmerican or is terminated by the Company  as a result of a material default on the part of InterAmerican.

The Company and InterAmerican anticipate closing no later than October 31, 2007.

The Company issued a press release announcing the proposed acquisition on September 12, 2007, a copy of which is appended herein as Exhibit 99.1.

Item 9.01:                      Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description

99.1	Press Release dated September 12, 2007.

10.1	Letter of Intent by and between Racino Royale, Inc. and InterAmerican Gaming Inc. dated September 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Racino Royale, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                      RACINO ROYALE, INC.

Dated:     September 17, 2007

By: /s/ Gary N. Hokkanen
                Name:  Gary N. Hokkanen
                Title:    Chief Financial Officer